EXHIBIT 2

                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT, dated as of June 20, 1996, by and among MEDITEK HEALTH CORPORATION, a Florida corporation, ("MediTek"), HEICO CORPORATION, a Florida corporation and the stockholder of MediTek
("Stockholder"), and U.S. DIAGNOSTIC LABS INC., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, MediTek is engaged in the business of operating diagnostic imaging centers and radiology practice management (the "Business") in New Jersey, Florida, Georgia and Alabama; and

         WHEREAS, USDL is engaged, in part, in the business of acquiring, owning and operating diagnostic imaging centers and desires to purchase all of the outstanding capital stock of MediTek owned by Stockholder ("MediTek Stock"); and

         WHEREAS, on the terms and conditions hereinafter set forth, Stockholder desires to sell and Purchaser desires to purchase the MediTek Stock (the "Acquisition");

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                       PURCHASE AND SALE OF MEDITEK STOCK

         1.01. AGREEMENT TO PURCHASE. At the Closing, Purchaser shall purchase the MediTek Stock from Stockholder, upon and subject to the terms and conditions of this Agreement, in exchange for the Purchase Price (as defined in Section 1.02 hereof).

         1.02. PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Stockholder and MediTek contained herein, and in full and complete consideration of the sale, assignment, transfer and delivery of the MediTek Stock, the purchase price (the "Purchase Price") for the MediTek Stock shall be payable at the Closing as follows:

         (a) cash in the amount of $13,000,000 payable by wire transfer of immediately available funds (the "Payment"); and

         (b) a convertible note, in the principal amount of $10,000,000 (the "Note") in the form attached hereto as Exhibit "A". The principal of the Note will be due and payable on the fifth anniversary of the Closing Date. The Note will bear interest at a rate of 6 1/2% and shall be payable quarterly. The Note shall be convertible at the option of Stockholder into Common Stock of Purchaser ("USDL Common Stock") at any time for the duration of the term of the Note. The Note can be redeemed by Purchaser at any time after the first year. The number of shares of USDL Common Stock to be issued upon conversion of the Note shall be calculated using the average "bid" price of such common stock on the Nasdaq National Market for the period commencing on April 30, 1996 to (i) the first public disclosure of either a preliminary or a definitive acquisition agreement between Purchaser and Stockholder or (ii) the date of closing, whichever average share price shall be lower, provided that the price used for such calculation shall be no lower than $7.25 and no higher than $9.25 notwithstanding the actual price. The USDL Common Stock shall be subject to the Registration and Sale Rights Agreement substantially in the form of Exhibit "B" hereto (the "Registration Agreement").

         1.03. CLOSING. The Closing of the transactions contemplated by this Agreement will take place at the offices of the Company, 777 S. Flagler Drive, West Palm Beach, Florida 3340 on July 1, 1996 at 10:00 A.M., or at such other place, date and time as the parties may agree in writing. The Closing shall be effective as 12:01 A.M. on July 1, 1996. The date of the Closing is herein referred to as the "Closing Date."

         1.04. FURTHER ASSURANCES. After the Closing, the Stockholder shall from time to time, at the request of Purchaser and without further cost or expense to Stockholder, execute and deliver such other instruments of conveyance and transfer and take such other actions as Purchaser may reasonably request, in order to more effectively consummate the transaction contemplated hereby and to vest in Purchaser good and marketable title to the MediTek Stock being transferred hereunder.

                                   ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF MEDITEK AND STOCKHOLDER

         Each of MediTek and the Stockholder, hereby represents, covenants and warrants to Purchaser as follows:

         2.01. ORGANIZATION; GOOD STANDING. MediTek is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The copies of the charter documents of MediTek attached hereto as Schedule 2.01 are complete and correct copies of such instruments as presently in effect.

         2.02. CAPITALIZATION; SUBSIDIARIES. (a) The authorized capital stock of MediTek consists of 10,000 shares of common stock, $.01 par value, of which 800 shares are outstanding. All issued and outstanding shares of capital stock of MediTek are duly and validly authorized, issued, fully paid and nonassessable. There are no outstanding (a) securities convertible into or exchangeable for MediTek's capital stock; (b) options, warrants or other rights to purchase or subscribe to capital stock of MediTek or securities convertible into or exchangeable for capital stock of MediTek; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the MediTek, any such convertible or exchangeable securities or any such options, warrants or rights. The Stockholder owns the MediTek Stock free and clear of all liens, security interests and encumbrances and upon delivery of the certificates in accordance with this Agreement,

Purchaser will receive good and marketable title to the MediTek Stock, free and clear of all security interests, liens and encumbrances.

         (b) MediTek does not own any capital stock or other equity securities of any corporation, partnership, or other entity or any rights to acquire any equity or ownership interest in any business other than the companies listed on
Schedule 2.02 (the "Subsidiaries").

         2.03. AUTHORIZATION, ETC. MediTek has full corporate power and authority, and Stockholder has full power and authority, to enter into this Agreement and the Registration Agreement and to carry out the transactions contemplated hereby. MediTek has taken all action required by law, its charter documents, or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of MediTek and Stockholder enforceable in accordance with its terms.

         2.04. NO VIOLATION. Subject to obtaining the consents and waivers described in Schedule 2.04 and the satisfaction of the repayment and payment obligations set forth therein (which shall be completed on or prior to the Closing Date), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter documents of MediTek, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of MediTek or Stockholder under, any agreement or commitment to which MediTek or Stockholder is party or by which MediTek or Stockholder is bound, or to which the property of MediTek or Stockholder is subject, or violate any statute or law of any judgment, decree, order, regulation or rule of any court or governmental authority.

         2.05. FINANCIAL STATEMENTS. At least two business days prior to the Closing, Stockholder will deliver to Purchaser audited consolidated financial statements of MediTek as of and for the fiscal year ended October 31, 1995 and audited consolidated balance sheet, as of April 30, 1996 (the "Financial Statements"). Stockholder shall deliver a draft of the Financial Statements to Purchaser at least five business days prior to the Closing. Such Financial Statements and the notes thereto will be true, complete and accurate and fairly present the assets, liabilities, financial condition and results of operations of MediTek as at the respective dates thereof, all in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. The revenues, net income and cash flow set forth in the Financial Statements will not differ in any material respect from those delivered by Stockholder to Purchaser prior to the date of this Agreement.

         2.06. NO UNDISCLOSED LIABILITIES; ETC. MediTek has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Financial Statements as of April 30, 1996 in accordance with GAAP, except for liabilities and obligations disclosed on any of the Schedules to this Agreement and incurred in the ordinary course of business and consistent with past practice since the date thereof; and the reserves reflected in such Financial Statements are appropriate and reasonable in accordance with GAAP.

         2.07. ACCOUNTS RECEIVABLE. All accounts receivable of MediTek, whether reflected in the Financial Statements or otherwise, represent revenues actually made in the ordinary course of business. The reserves for doubtful accounts shown on the Financial Statements were calculated in accordance with GAAP, consistent with past practice.

         2.08. ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Schedule 2.08, since April 30, 1996, neither MediTek nor any Subsidiary has taken or agreed to take any of the following actions:

         (a) Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

         (b) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $100,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

         (c) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice or liabilities and obligations reflected or reserved against in the April 30, 1996 Financial Statements or incurred in the ordinary course of business and consistent with past practice since April 30, 1996;

         (d) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due;

         (e) Become aware of any fact or event which materially adversely affects or may in the future materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of MediTek;

         (f) Cancelled any debts or waived any claims or rights of substantial value;

         (g) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

         (h) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee except in the ordinary course of business and consistent with past practice;

         (i) Declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any capital stock or other securities of MediTek;

         (j) Made any material change in any method of accounting or accounting practice; or

         (k) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors.

         2.09. LITIGATION. Except as set forth in Schedule 2.09, there is no pending or, to the knowledge of MediTek or Stockholder, threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving MediTek or any Subsidiary, or which questions or challenges the validity of this Agreement or any action taken or to be taken by MediTek or Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation. To the best knowledge of MediTek and Stockholder, MediTek is not in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which it is a party or by which it is bound. Neither MediTek nor any Subsidiary is in violation of, or in default with respect to, any law, rule, regulations, order, judgment, or decree; nor is MediTek or any Subsidiary required to take any action in order to avoid such violation or default. Neither MediTek nor any Subsidiary is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area. References in this Agreement to the phrase "to the best of Stockholder's or MediTek's knowledge" or to the "knowledge of stockholder or MediTek", or words of similar import, mean the actual (as opposed to imputed or constructive) knowledge of the executive officers of Stockholder or MediTek, as the case may be, and not to the knowledge of any other employee or agent of such party.

         2.10. TITLE TO PROPERTIES; ENCUMBRANCES. MediTek has good, valid and marketable title to all the properties and assets which it purports to own (real, personal and mixed, tangible and intangible) (except such properties and assets as are held pursuant to leases or licenses described in Schedule 2.10), free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances ("Encumbrances") (except as may be described in such Schedule 2.10 or in any other schedule to this Agreement or disclosed in the Financial Statements).

         2.11. CONTRACTS AND COMMITMENTS. Schedule 2.11 contains a true, complete and accurate list of all material contracts, agreements instruments, leases, licenses, arrangements, or understandings (whether written or oral) to which MediTek or a Subsidiary is a party or by which any of its assets or properties are bound. MediTek has furnished to the Purchaser (a) true and correct copies of all contracts, agreements and instruments referred to in
Schedule 2.11; (b) true and correct copies of all leases and licenses referred to in Schedule 2.10; and (c) true and correct written descriptions of all supply, distribution, financing, or other arrangements or understandings referred in Schedule 2.11. All contracts, agreements, plans, leases, policies and licenses referred to in Schedule 2.11 are valid and in full force and effect, and true copies thereof have been heretofore made available to Purchaser. Except as set forth in such Schedule 2.11 or in any other schedule to this Agreement or disclosed in the Financial Statements, neither MediTek or any Subsidiary:

         (a) has any agreements, contracts, commitments or restrictions which are material to its business, operations or prospects or which require the making of any charitable contribution;

         (b) has any purchase contracts or commitments that continue for a period of more than 12 months and are in excess of the normal, ordinary and usual requirements of business or at any excessive price;

         (c) has any outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

         (d) has any employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

         (e) has any collective bargaining or union contracts or agreements;

         (f) is in default, nor is there any basis for any valid claim of default, under any contract made or obligation owed by it;

         (g) has any debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

         (h) has any outstanding loan to any person other than loans or advances to wholly-owned Subsidiaries; and

         (i) has any power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect to the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

         2.12. FACILITIES. Except as set forth on Schedule 2.12, to the best of its knowledge, the facilities and equipment of MediTek and its subsidiaries are structurally sound with no defects and are in good operating condition and repair and are adequate for the uses to which they are being put; and to the best of its knowledge, none of such facilities or equipment is in need of maintenance and repairs which are material in nature or cost. Neither MediTek nor any Subsidiary has received any notification that it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of its Business or structures or their operations and to the best of its knowledge, no such violation exists. There are no laws, statutes or ordinances, or building or use restrictions applicable to the building, structures and appurtenances owned or leased by MediTek or any Subsidiary which might prohibit or impair the uses presently being made thereof in any material respect.

         2.13. LEASES. Schedule 2.13 contains an accurate and complete list of the terms of all leases pursuant to which MediTek or any Subsidiary leases real or personal property, other than leases of office equipment (including, without limitation, furniture, computer equipment, telephone systems, photocopiers and postage meters) and leases which provide for annual rentals of less than $10,000. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by MediTek or any Subsidiary thereunder.

         2.14. TAXES. Stockholder has duly filed all tax reports and returns required to be filed by it relating to MediTek (the "Tax Returns") and has duly paid all taxes and other charges due or claimed to be due from it relating to MediTek by federal, state or local taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls of any of them); the reserves for taxes reflected in the Financial Statements are adequate; and there are no tax liens upon any property or assets of MediTek except liens for current taxes not yet due. No state of facts exists or has existed which would constitute ground for the assessment of any tax liability against MediTek by the Internal Revenue Service. All taxes that MediTek or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person. To the best of stockholder's and MediTek's knowledge, there is no claim, audit, action, suit, proceeding or investigation with respect to taxes due or claimed to be due from MediTek or any Tax Return filed or required to be filed by or relating to MediTek pending or to the best of Stockholder's and MediTek's knowledge, threatened against or with respect to MediTek.

         2.15. INSURANCE. Schedule 2.15 contains an accurate and complete list of all material policies of fire, liability (including malpractice), workmen's compensation and other forms of insurance owned or held by MediTek or any Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. To the best of Stockholder's and MediTek's knowledge, such policies are sufficient for compliance with all requirements of law and all agreements to which MediTek or any Subsidiary is a party; are valid, outstanding and enforceable policies. Except as set forth in Schedule 2.15, such policies will remain in full force and effect through the respective dates set forth in Schedule 2.15 without the payment of additional premiums; and will not in any way be affected by or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 2.15 identifies all risks which MediTek or any Subsidiary has designated as being self-insured. Neither MediTek nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last two years.

         2.16. LABOR DIFFICULTIES. (a) To the best of Stockholder's and MediTek's knowledge, MediTek and each Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against MediTek or any Subsidiary pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting MediTek or any Subsidiary; (d) no representation question exists respecting the employees of MediTek or any Subsidiary; (e) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists; and (f) MediTek has never experienced any work stoppage or other labor difficulty.

         2.17. EMPLOYEE BENEFIT PLANS. Schedule 2.17 sets forth a complete and accurate list of all bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option or any other fringe benefit plans, arrangement or practice, and all other employee benefit plans, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal (collectively, the "Plans") currently in effect with respect to current or former employees of MediTek and its Subsidiaries. Schedule 2.17 sets forth the annual cost of providing benefits pursuant to each of the Plans. MediTek has performed and complied in all material respects with all of its obligations under or with respect to such Plans and such Plans have operated substantially in accordance with their terms. MediTek has no commitment, whether formal or informal and whether legally binding or not, to create any additional Plan.

         2.18. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES AND OTHERS.
To the best of Stockholder's and MediTek's knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required of Stockholder or MediTek in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Except as disclosed in any schedule to this Agreement, no consent of any other person is necessary to the consummation of the transactions contemplated hereby.

         2.19. COMPLIANCE WITH LAW. To the best of Stockholder's and MediTek's knowledge, the Business of MediTek has been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over MediTek and its Subsidiaries, including, without limitation, all such laws, regulations and requirements relating to consumer protection, equal opportunity, health, occupational safety, pension and securities matters in each case where the failure to comply with such laws, regulations or other requirements would have a material adverse effect on the Business, assets or prospects of MediTek. Neither MediTek nor any Subsidiary has received any notification of any asserted present or past failure by MediTek or any Subsidiary to comply with such laws, rules or regulations.

         2.20. ENVIRONMENTAL PROTECTION. MediTek and its Subsidiaries have obtained all permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. To the best of Stockholder's and MediTek's knowledge,

MediTek and its Subsidiaries are in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. MediTek and Stockholder are not aware of, nor has MediTek or any Subsidiary received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

         2.21. BROKERS AND FINDERS. Except for TM Capital Corp. and E.G.S. Securities Corp., whose fees will be paid by Stockholder (except as provided in Section 13.03), neither Stockholder nor MediTek nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         2.22. MALPRACTICE LIABILITY. Except as disclosed on Schedule 2.22, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best of Stockholder's or MediTek's knowledge, threatened against or involving MediTek or any Subsidiary relating to any service performed by MediTek or any Subsidiary or any of their employees and alleged to have resulted in any medical malpractice, nor is there any valid basis for any such action, proceeding or investigation.

         2.23  NEW IMAGING CENTERS.   Stockholder has no present intention to
open or purchase diagnostic imaging centers after the Closing Date.

         2.24. DISCLOSURE. No representations or warranties made by MediTek in this Agreement and no statement contained in any document (including, without limitation, the Financial Statements and the Schedules), certificate, or other writing furnished or to be furnished by MediTek or Stockholder to Purchaser or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Stockholder as follows:

         3.01. CORPORATE ORGANIZATION; ETC. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now being conducted and to own the properties and assets it now owns.

         3.02. AUTHORIZATION, ETC. Purchaser has full corporate power and authority to enter into this Agreement, the Note and the Registration Agreement (collectively, the "Acquisition Documents") and to carry out the transactions and perform its obligations contemplated hereby and thereby. Purchaser has taken all action required by law, its Certificate of Incorporation and By-Laws or otherwise to authorize the execution and delivery of the Acquisition Documents and the transactions contemplated hereby and thereby, and each of the Acquisition Documents is a valid and binding agreement of Purchaser enforceable in accordance with its terms. The USDL Common Stock has been duly authorized, and when issued upon conversion of the Note, will be validly issued, fully paid and nonassessable.

         3.03. NO VIOLATION. Neither the execution and delivery of this Agreement or the other Acquisition Documents nor the consummation of the transactions contemplated hereby or thereby will violate any provisions of the Certificate of Incorporation or By-Laws of Purchaser, or violate, or be in conflict with, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or cause the acceleration of the maturity of any debt or obligation pursuant to any agreement or commitment to which Purchaser is a party or by which Purchaser is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         3.04. SEC REPORTS. Purchaser has delivered to Seller copies of its Annual Report on Form 10-KSB for the year ended December 31, 1995 and its Quarterly Report on Form 10-QSB for the three months ended March 31, 1996 (the "Reports"). The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements in such Reports, together with the notes thereto, present fairly the consolidated financial position of Purchaser and its subsidiaries as of the respective dates indicated and the consolidated results of operations, consolidated changes in stockholders' equity (to the extent included in the Reports) and statements of cash flow of Purchaser and its subsidiaries for the respective periods indicated in the Reports and such financial statements have been prepared in conformity with GAAP applied on a consistent basis.

         3.05  ABSENCE OF MATERIAL CHANGE.    Subsequent to March 31, 1996,
except as disclosed in the Reports or otherwise publicly disclosed by Purchaser, neither Purchaser nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of Purchaser and its subsidiaries, and there has not been any incurrence of short-term or long-term debt by Purchaser or any subsidiary or any material adverse change in its condition (financial or other), net worth, results of operations, business or properties.

         3.06 LICENSES AND PERMITS. Purchaser and its subsidiaries have sufficient licenses, permits and other governmental authorizations as are required for the conduct of their businesses or the ownership of their properties and are in all material respects complying therewith except where the failure to obtain or comply with such permits would not have a material adversely affect the financial condition, results of operations, business or properties of Purchaser and its subsidiaries taken as a whole.

         3.07. LITIGATION. There is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving Purchaser or its subsidiaries, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser or its subsidiaries pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation.

         3.08. BROKERS AND FINDERS. Neither Purchaser nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         3.09. DISCLOSURE. No representations or warranties made by Purchaser in this Agreement and no statement contained in any document (including, without limitation, the Reports), certificate, or other writing furnished or to be furnished by Purchaser to Stockholder or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                                    COVENANTS

         4.01   MediTek and Stockholder hereby covenant and agree with
Purchaser:

         (a) CONSENTS. MediTek will obtain, prior to the Closing, all consents necessary to the consummation of the transactions contemplated hereby, including, without limitation, (i) if required, the consent of each person holding a mortgage or lien on real property or personal property, owned or leased by MediTek, to the Acquisition; and (ii) use its best efforts to assist Purchaser in obtaining all necessary approvals from any governmental agencies or departments as may be necessary or desirable in connection with the Acquisition. All such consents will be in writing and executed counterparts thereof will be delivered to Purchaser prior to the Closing.

         (b) SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, Stockholder and MediTek will promptly supplement or amend any Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such Schedule. No supplement or amendment of any such Schedule made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless Purchaser specifically agrees thereto in writing. If Purchaser expressly agrees in writing to any supplement or amendment to any such Schedule, the existence of any such express amendment or supplement will not be a basis for the Purchaser's refusing to close the transaction contemplated by this Agreement or a basis for Purchaser's claim for, or entitlement to, damages occasioned by such breach or misrepresentation or for indemnification under
Article X hereof in respect thereof. If Purchaser does not agree in writing to any such supplement or amendment, its sole recourse and remedy for such breach of warranty or misrepresentation shall be to be relieved of its obligation to close the transactions contemplated hereunder. If, in spite of being relieved of its obligations to close, Purchaser nevertheless proceeds with the closing hereunder, Purchaser shall be deemed to have waived any right or claim for damages or indemnification by reason of (i) such breach of misrepresentation or
(ii) any fact or circumstance which is disclosed to Purchaser in any such supplement or amendment (notwithstanding Purchaser's unwillingness to agree thereto) prior to the Closing hereunder.

         (c) OTHER TRANSACTIONS. Except as hereinafter provided, neither MediTek nor Stockholder shall enter into any discussions concerning, or approve or recommend any merger, consolidation, disposition of all or substantially all of the business, properties or assets (other than pursuant to this Agreement), acquisition or other business combination, or proposal therefor, or furnish or cause to be furnished any information concerning the business, properties or assets of MediTek to any party in connection with any MediTek transaction involving the acquisition of MediTek or all or any substantial part of its assets by any person other than Purchaser. If Stockholder or MediTek receives any offer or proposal, written or otherwise, of the type referred to in the immediately preceding sentence (a "Competing Transaction"), Stockholder shall promptly inform Purchaser of such offer or proposal and furnish Purchaser with a copy thereof if such offer or proposal is in writing. Nothing contained in this section, however, shall prohibit the Board of Directors of Stockholder from furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide proposal by such person or entity to enter into a Competing Transaction if, and only to the extent that (A) the Board of Directors of Stockholder after consultation with and based upon the advice of independent legal counsel (which may include its regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors of Stockholder to comply with its fiduciary duties to stockholders and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Stockholder (x) provides written notice to Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form. Notwithstanding the foregoing, Stockholder and MediTek shall give Purchaser the right to match the terms of any Competing Transaction prior to entering into a binding agreement with respect thereto.

         (d) FULL ACCESS. Stockholder and MediTek have heretofore afforded to Purchaser, its counsel, accountants and other representatives full access to the facilities, properties, books and records of MediTek to enable Purchaser to make such investigations as it shall desire to make of the affairs of MediTek and Purchaser has substantially completed such investigations. MediTek will cause its officers and accountants to furnish to Purchaser the audited and unaudited Financial Statements of April 30, 1996, together with such additional financial and operating data and other information as Purchaser shall from time to time reasonably request.

         (d) REMEDIES. Subject to the limitations contained in Section 4.01(b), in the event of the breach or threatened breach by MediTek or Stockholder of any of the terms and conditions of this Agreement, then Purchaser shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction either at law or in equity, for such relief as it deems appropriate including, without limiting the generality of the foregoing proceedings, to obtain damages for any breach of this Agreement or to enforce the specific performance thereof by MediTek or Stockholder. If, in any such action, Purchaser is successful in whole or in part, Stockholder shall further, as an element of Purchaser's damages, be liable for the attorney's fees of Purchaser in the prosecution of such action or proceeding.

         4.02     Purchaser hereby covenants and agrees with Stockholder that

         (a) TAX RETURNS. Purchaser will cooperate with Stockholder with respect to the filing and auditing of tax returns with respect to MediTek for all periods prior to the Closing Date, will keep copies of all tax returns filed with respect to MediTek for a period of eight years from the Closing and shall give Stockholder such access to such returns as Stockholder reasonably requires with respect to preparation of its tax returns.

         (b) REMEDIES. In the event of the breach or threatened breach by Purchaser of any of the terms and conditions of this Agreement, then Stockholder shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction either at law or in equity, for such relief as it deems appropriate including, without limiting the generality of the foregoing proceedings, to obtain damages for any breach of this Agreement or to enforce the specific performance thereof by Purchaser. If, in any such action, Stockholder is successful in whole or in part, Purchaser shall further, as an element of Stockholder's damages, be liable for the attorney's fees of Stockholder in the prosecution of such action or proceeding.

                                    ARTICLE V

              CONDITIONS TO MEDITEK'S AND STOCKHOLDER'S OBLIGATIONS

         Each and every obligation of MediTek and Stockholder under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by MediTek and Stockholder:

         5.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchaser contained herein shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         5.02. PERFORMANCE. Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

         5.03. APPROVALS. All consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained.

         5.04. NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Purchaser deems unacceptable in its sole discretion.

         5.05. MATERIAL CHANGE. From the date of this Agreement to the Closing Date, Purchaser shall not have suffered any material adverse change in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

         5.06 ITEMS TO BE DELIVERED AT CLOSING BY PURCHASER. At the Closing, Purchaser shall deliver to Stockholder the Payment, an executed Note, the Registration Agreement executed by Purchaser and such other documents as Stockholder shall reasonably request.

         5.07. OPINION OF THE PURCHASER'S COUNSEL. The Purchaser shall have delivered to Stockholder an opinion of Bachner, Tally, Polevoy & Misher LLP, counsel to the Purchaser, dated as of the Closing Date, in form and substance reasonably satisfactory to Stockholder, to the effect that:

         (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (b) Purchaser has the corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns, and the Purchaser has full power and authority to enter into this Agreement, the Note and the Registration Agreement and to consummate the transactions contemplated hereby and thereby;

         (c) the authorized capital stock of Purchaser consists of 5,000,000 shares of preferred stock, $.01 par value and 50,000,000 shares of common stock, $.01 par value, of which shares are outstanding. All issued and outstanding shares of capital stock of Purchaser are duly and validly authorized, issued, fully paid and nonassessable;

         (d) all action by Purchaser required in order to authorize the transactions contemplated hereby has been duly and validly taken; and this Agreement, the Note and the Registration Agreement have been duly executed and delivered by the Purchaser, and, subject to customary remedies exceptions, is the valid and binding obligation of Purchaser enforceable in accordance with its terms; PROVIDED, HOWEVER, that no opinion will be required with respect to
Article XI hereof or the voting provisions of the Registration Agreement; and

         (e) the Purchaser Common Stock has been duly authorized, and when issued upon conversion of the Note, will be validly issued, fully paid and nonassessable.

         (f) neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby will violate the charter documents of Purchaser, or to such counsel's knowledge, will violate, conflict with, or constitute a default under, or cause the acceleration of maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Purchaser under, any contract, commitment, agreement, trust, understanding, arrangement or restriction of any kind to which Purchaser is a party or by which Purchaser is bound or to such counsel's knowledge, violate any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority;

         (g) to such counsel's knowledge, Purchaser is not engaged in, or threatened with, any legal action or other proceeding or has incurred or been charged with or is under investigation with respect to, any violation of any federal, state or local law or administrative regulation which if adversely determined might materially and adversely affect or impair the condition, financial or otherwise, of Purchaser; and

         (h) to such counsel's knowledge, no consent of any governmental body, nor of any other person, is required for the consummation by Purchaser of the transactions contemplated hereby, except consents the need for which is disclosed in any of the Schedules attached hereto, all of which have been duly and validly obtained; PROVIDED, HOWEVER, that no opinion by such counsel shall be required with respect to healthcare regulatory matters.

         In rendering such opinion, such counsel may rely as to all matters of law other than the law of the United States or of the State of New York upon opinions of counsel satisfactory to MediTek and Stcokholder.

         5.08 MISCELLANEOUS CLOSING DOCUMENTS. At the Closing, Purchaser shall deliver to MediTek and Stockholder:

                  (i) Certificate of Purchaser that the representations and warranties contained in Article III of this Agreement are true and correct and that Purchaser has complied with all conditions set forth in Article V in all material respects at and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times;

                  (ii) Good Standing certificate dated within ten days prior to the Closing Date from the Secretary of State of Delaware for Purchaser; and

                  (iii) Such other certificates as Stockholder shall reasonably request.

                                   ARTICLE VI

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         Each and every obligation of Purchaser under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Purchaser:

         6.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained of MediTek and Stockholder shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

         6.02. PERFORMANCE. MediTek and Stockholder shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

         6.03. APPROVALS. All consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained.

         6.04. NO INJUNCTION. On the Closing Date there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Purchaser deems unacceptable in its sole discretion.

         6.05. MATERIAL CHANGE. From the date of this Agreement to the Closing Date, MediTek shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

         6.06. OPINION OF MEDITEK COUNSEL. (a) MediTek and Stockholder shall have delivered to Purchaser an opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel to MediTek and Stockholder, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser, to the effect that:

         (i) MediTek is a corporation duly organized and validly existing under the laws of the State of Florida and its status is active; MediTek has the power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns, and MediTek and Stockholder each has corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

         (ii) the authorized capital stock of MediTek consists of 10,000 shares of common stock, $.01 par value, of which 800 shares are outstanding. All issued and outstanding shares of capital stock of MediTek are duly and validly authorized, issued, fully paid and nonassessable; and to such counsel's knowledge, there are no outstanding options, warrants or other rights to purchase or acquire any capital stock of MediTek;

         (iii) Stockholder has complete and unrestricted corporate power to sell, convey, assign, transfer and deliver to Purchaser the MediTek Stock; the delivery of certificates representing the MediTek Stock to Purchaser and the performance by MediTek, Stockholder and Purchaser under this Agreement will result in Purchaser being the record and beneficial owner of the MediTek Stock free and clear of all security interests, liens and encumbrances, assuming for this purpose that Purchaser does note have knowledge of any adverse claims to such MediTek Stock;

         (iv) all action by MediTek required in order to authorize the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly executed and delivered by MediTek and Stockholder and, subject to customary remedies exceptions, is the valid and binding obligation of MediTek and Stockholder enforceable in accordance with its terms; provided, however, that no opinion will be required with respect to Article XI hereof or the voting provisions of the Registration Agreement;

         (v) neither the execution and delivery of this Agreement by MediTek and Stockholder nor the consummation of the transactions contemplated hereby will violate the charter documents of MediTek, or to such counsel's knowledge, will violate, conflict with, or constitute a default under, or cause the acceleration of maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of MediTek under, any contract, commitment, agreement, trust, understanding, arrangement or restriction of any kind to which MediTek is a party or by which MediTek is bound or to such counsel's knowledge, violate any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority;

         (vi) to such counsel's knowledge, MediTek is not engaged in, or threatened with, any legal action or other proceeding or has incurred or been charged with or is under investigation with respect to, any violation of any federal, state or local law or administrative regulation which if adversely determined might materially and adversely affect or impair the condition, financial or otherwise, of MediTek; and

         (vii) to such counsel's knowledge, no consent of any governmental body, nor of any other person, is required for the consummation by MediTek of the transactions contemplated hereby, except consents the need for which is disclosed in any of the Schedules attached hereto, all of which have been duly and validly obtained; provided, however, that no opinion by such counsel shall be required with respect to healthcare regulatory matters.

         6.09. MISCELLANEOUS CLOSING DOCUMENTS. At the Closing, MediTek and Stockholder shall deliver to the Purchaser:

         (i)  Certificates representing the MediTek Stock;

         (ii) Certificate of MediTek and Stockholder that the representations and warranties contained in Article II of this Agreement are true and correct and that MediTek and Stockholder have complied with all conditions set forth in
Article VI in all material respects at and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times;

         (iii) Certificate of Status dated within ten days prior to the Closing Date from the Secretary of State of Florida for MediTek and the Subsidiaries; and

         (iv)     Such other certificates as Purchaser shall reasonably request.

         6.11 RESIGNATIONS. On or prior to the Closing Date, MediTek shall have received the written resignations of all officers and directors requested by Purchaser.

                                   ARTICLE VII

              CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING

         Pending the Closing and except as otherwise expressly consented to or approved by Purchaser in writing:

         7.01. CONDUCT OF BUSINESS. MediTek will carry on its business diligently and substantially in the same manner as heretofore conducted. Until the Closing, MediTek will use its best efforts to preserve its business, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of MediTek, and to preserve the good will of its suppliers, customers, and others having business relations with MediTek. Until the Closing, MediTek will conduct its business and operations in all respects only in the ordinary course.

         7.02. AMENDMENTS. No change or amendment shall be made in the charter documents of MediTek.

         7.03. CAPITAL CHANGES; DIVIDENDS; REDEMPTIONS. MediTek will not issue or sell any additional shares of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such shares or split-up any such capital stock, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

         7.04. SUBSIDIARIES. MediTek will not organize any new subsidiary, acquire any capital stock or other equity securities of any corporation, partnership, or other entity or acquire any equity or ownership interest in any business.

         7.05. ACCESS TO INFORMATION. MediTek shall give to Purchaser's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its business and shall permit them to consult with the officers, employees, accountants, counsel and agents of MediTek for the purpose of making such investigation of MediTek as Purchaser shall desire to make, provided that such investigation shall not unreasonably interfere with MediTek's business operations. Furthermore, MediTek shall furnish to Purchaser all such documents and copies of documents and records and information and copies of any working papers relating to it as Purchaser shall from time to time reasonably request and shall permit Purchaser and its agents to make such inspections of the Assets as Purchaser may request from time to time unless disclosure of same would result in the loss to MediTek or its subsidiaries or to Stockholder of the attorney-client privilege.

         7.06. CERTAIN CHANGES. MediTek will not, except as maybe required or contemplated by any agreement or instrument disclosed on any schedule to this Agreement, and except in the ordinary course of business and consistent with past practice:

         (a) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred ;

         (b) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise),

         (c) Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

         (d) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance which does not exist on the date hereof;

         (e)      Write off as uncollectible any notes or accounts receivable;

         (f) Cancel any debts or waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of its properties or assets;

         (g) Grant any general increase in the compensation of its officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employees;

         (h) Except as contemplated by this Agreement, pay, loan or advance any amount to, or sell transfer or lease any properties or assets to, or enter into any agreement or arrangement with, Stockholder, officers or any affiliates;

         (j) Agree, whether in writing or otherwise, to do any of the foregoing.

         7.07. CONTRACTS. No contract or commitment will be entered into, and no purchase of raw material or supplies and no sale of assets will be made, by or on behalf of MediTek, except (i) normal contracts or commitments for the purchase of, and normal purchases of, inventory or supplies, made in the ordinary course of business an consistent with past practice, and (ii) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice not in excess of $50,000 in the aggregate.

         7.08. INSURANCE; PROPERTY. MediTek shall maintain its insurance on all property, real, personal and mixed, owned or leased by MediTek, against all insurable risks presently covered; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner in accordance with past practice.

         7.09. NO DEFAULT. MediTek shall not do any act or omit to do any act, or permit any action or omission to act, which will cause a breach of any material contract or commitment of MediTek.

         7.10. COMPLIANCE WITH LAWS. MediTek shall duly comply with all laws applicable to it and its properties, operations, Business and employees in any case where the failure to do so would have a material adverse effect on the Business, operations or such properties.

         7.11. MATERIAL DEVELOPMENTS. MediTek shall promptly notify Purchaser of the occurrence of any and all events which have, or may have, a material adverse effect upon the Business or financial condition of MediTek.

                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         8.01. INVESTIGATIONS; SURVIVAL OF WARRANTIES. The representations, warranties and agreements of MediTek, Stockholder and Purchaser contained herein including any supplement or amendment delivered pursuant to section 4.02 hereof and agreed to by Purchaser) or in any certificates delivered or at the Closing shall survive the Closing for a period of eighteen (18) months and not be deemed waived or otherwise affected by any investigation made by any party hereto; provided, however, that if any representation, warranty, covenant or agreement of any party hereto shall be breached or not complied with as of the Closing and any other party hereto has knowledge of such breach or non-compliance at or prior to the Closing and nevertheless proceeds with the Closing, such other party shall be deemed to have waived any right to damages or indemnification hereunder in respect of such breach or non-compliance.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         9.01. METHODS OF TERMINATION. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

         (a) By mutual and joint consent of the Purchaser and the Stockholder; or

         (b) By Purchaser, (A) at any time if the representations and warranties of MediTek or Stockholder contained in Article III hereof were incorrect in any material respect when made or, subject to Section 4.02 hereof, at any time thereafter, or (B) upon written notice to MediTek and Stockholder given at any time prior to the Closing Date if all of the conditions precedent to the obligations of Purchaser set forth in this Agreement are not fulfilled; or

         (c) By the Stockholder, (A) at any time if the representations and warranties of Purchaser contained in this Agreement were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to Purchaser given at any time prior to the Closing Date if all of the conditions precedent to the obligations of MediTek set forth in this Agreement are not fulfilled.

         (d) By Stockholder, if Stockholder receives, and Stockholder's Board of Directors accepts or recommends or resolves to accept or recommend to Stockholder's stockholders in accordance with its fiduciary duties, a Competing Transaction which, after consultation with its outside counsel and financial advisers, Stockholder's Board of Directors determine in good faith to be more favorable to Stockholder than the transactions contemplated by this Agreement from a financial point of view and Purchaser does not match the terms of such Competing Transaction;

         9.02. PROCEDURE UPON TERMINATION. In the event of termination and abandonment by either Purchaser or Stockholder pursuant to Section 9.01 hereof, notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by Purchaser or Stockholder. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

         (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

         (b) All confidential information received by any party hereto with respect to the business of any other party shall be treated in accordance with
Section 13.12 hereof; and

         (c) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in subparagraphs (a), (b) and
(c) of this Section 9.02, PROVIDED, HOWEVER, that if such termination and/or abandonment is a result of the failure of any condition set forth in Article V or VI hereof, the nonbreaching party shall be entitled to recover from the breaching party all out-of-pocket costs which the nonbreaching party has incurred (including reasonable attorney's fees and expenses) up to a maximum of $50,000, plus, in the case of a termination by Stockholder, the cost to Stockholder of the audit of MediTek's Consolidated Financial Statements as of October 31, 1995 and April 30, 1996, provided, further, that if such termination or abandonment is a result of any reason other than the failure of the nonbreaching party to satisfy any conditions set forth in Article V or VI hereof or termination pursuant to
Section 9.01(d), as the case may be, by the breaching party, the breaching party shall be obligated to pay the nonbreaching party a break-up fee of $500,000.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.01. INDEMNIFICATION BY STOCKHOLDER. (a) In the event that the transactions contemplated by this Agreement are consummated, Stockholder shall indemnify Purchaser and hold Purchaser harmless from, against and in respect of and shall on demand reimburse Purchaser for: (i) all its losses, liabilities, damages, costs and expenses arising from any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of Stockholder or MediTek under this Agreement; (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Purchaser that relate to MediTek or the Business in which the principal event giving rise thereto occurred before the Closing Date or which result from or arise out of any action or inaction before the Closing Date of Stockholder, MediTek or any employee, agent, representative or subcontractor of MediTek in each case, where such event or action or inaction is not disclosed in this Agreement, any schedule hereto or the Financial Statements; and (iii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity (collectively, "Losses"). Notwithstanding the foregoing in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that Purchaser is not entitled to indemnification then Purchaser shall not be entitled to recover its legal fees, costs or expenses with respect to such claim from the Stockholder.

         (b) Stockholder shall not be required to indemnify the Purchaser under
Section 10.01(a) unless the amount of any Loss for which the Purchaser seeks indemnification under Section 10.01(a), when aggregated with all other such Losses, exceeds $250,000 after the adjustment in the final sentence of this paragraph. Stockholder's maximum liability hereunder shall not exceed $3,000,000 in the aggregate. For purposes of the calculation under this Section 10.01(b), there shall be an offset against Losses of an amount equal to the sum of (i) the value of any net tax benefit actually realized by Purchaser (by reason of a tax deduction, basis reduction, credits or otherwise) and (ii) the amount of any cash payment actually received by Purchaser or MediTek after the Closing Date covering any such any Loss from any insurance policy.

         10.02. INDEMNIFICATION BY PURCHASER. In the event that the transactions contemplated by this Agreement are consummated, the Purchaser shall indemnify Stockholder and hold it harmless from, against and in respect of and shall on demand reimburse Stockholder for: (i) all its losses, liabilities, damages, costs and expenses arising from or in connection with any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of the Purchaser under this Agreement; (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Stockholder that relate to Purchaser or the business in which the principal event giving rise thereto occurred after the Closing Date or which result from or arise out of any action or inaction after the Closing Date of Purchaser or any officer, employee, agent, representative or subcontractor of Purchaser; and (iii) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity. Notwithstanding the foregoing in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that Stockholder is not entitled to indemnification then Stockholder shall not be entitled to recover its legal fees with respect to such claim from the Purchaser.

         10.03. PROCEDURES FOR INDEMNIFICATION. Promptly after receipt by an indemnified party under Section 10.01 or 10.02 of notice of the commencement of any action for which indemnification may be available under Section 10.01 or
10.02 such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel, if the indemnified party and the indemnifying party are both parties to the action and the indemnified party has been advised by counsel that there may be one or more defenses available to it and not available to the indemnifying party. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). If notice is given to an indemnifying part of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall have the right to participate in such action and not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

         10.04. SATISFACTION OF INDEMNIFICATION CLAIMS. All indemnification obligations pursuant to Article X shall be paid within a reasonable period of time after a claim for indemnification has been made and its validity finally determined. In the event that Purchaser is entitled to indemnification from Stockholder under this Article X, Stockholder shall have the right to satisfy its indemnification obligation in any one or more of the following ways which Stockholder shall elect by written notice to Purchaser (a "Satisfaction Notice") given at any time prior to the time required for the first payment of such obligation:

                  (a) By a cash payment to Purchaser;

                  (b) By exchanging the Note for a new Note of Purchaser in a principal amount equal to $10,000,000 LESS any prepayments of principal theretofore made thereon by Purchaser LESS the amount of Stockholder's indemnification obligation specified by Stockholder in the Satisfaction Notice LESS any payments of interest theretofore made on the Note which payments are attributable to the reduction in principal amount specified in the Satisfaction Notice; and/or

                  (c) By assigning and delivering, contemporaneously with its giving the Satisfaction Notice, a number of shares USDL Common Stock (or any stock or other securities into which such Common Stock may be converted by reason of the anti-dilution provisions of the Note) which have an aggregate Market Value (as hereinafter defined) equal to the amount of Stockholder's indemnification obligation specified in the Satisfaction Notice. For purposes hereof, the "Market Value" of a share of USDL Common Stock shall mean the average closing price of such share on the principal securities market on which USDL Common Stock is then actively traded for the thirty (30) days immediately preceding the date the Satisfaction Notice is given to Purchaser.

If Stockholder does not timely give the Satisfaction Notice, Stockholder shall be deemed to have elected to satisfy its indemnification by making payment thereof in cash.

         10.05 LIMITATION ON CLAIMS. All claims for indemnification under this
Article X must be brought within eighteen (18) months of the Closing Date.

                                   ARTICLE XI

                              RESTRICTIVE COVENANTS

          In consideration of Purchaser's purchase of the MediTek Stock and Purchaser's payment of the Purchase Price, a portion of which is allocated to the covenants included in this Article XI in accordance with this Agreement, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholder covenants and agrees with the Purchaser as follows:

         11.01. NON-COMPETITION. Stockholder agrees that for a period of five
(5) years following the Closing Date, it will not, directly or indirectly, become or remain interested in, associated with, an owner, officer, director, partner, shareholder, employee, agent, advisor or consultant in or indebted to (other than as a recipient of service provided by any person, firm, corporation, association, entity or organization) any person, firm, corporation, association, entity or organization (collectively "Organization") (other than Purchaser or its affiliates), that is engaged in the operation of diagnostic imaging facilities or any other business similar to that of the businesses of Purchaser on the Closing Date and/or any of the Purchaser's affiliates on the Closing Date, that is operating in any form, manner or fashion, directly or indirectly, within a radius of fifty (50) miles from a diagnostic imaging center facility operated, or radiology facility managed, by Purchaser; PROVIDED, HOWEVER, that nothing herein shall require Stockholder or its affiliates to cease operating any such facility if the same, at the time it was organized or acquired by Stockholder or such affiliate, was located more than 50 miles from any similar facility operated or radiology facility managed, by Purchaser. Stockholder acknowledges that a violation of this covenant will cause irreparable injury to the Purchaser and its affiliates.

         11.02. NONSOLICITATION OF CUSTOMERS OR CLIENTS. Notwithstanding any other provisions hereof, Stockholder shall not, for a period of five (5) years following the Closing Date, at any time or in any manner, either directly or indirectly, for its own behalf or for or on behalf of any Organization (other than the Purchaser or its affiliates), solicit or attempt to solicit any business similar to the Business from any customers or clients of MediTek and/or Purchaser (as of the date of Closing). A "customer" or "client" shall mean any Organization with which any of the foregoing have dealt or provided products or services to.

         11.03. NONSOLICITATION OF EMPLOYEES. Except to the extent provided in the existing terms of an employment agreement between Joseph Paul and Purchaser, notwithstanding any other provision of this Agreement, Stockholder shall not for a period of five (5) years following the Closing Date, either on its own behalf or for or on behalf of any Organization (other than the Purchaser or its affiliates), directly or indirectly, solicit, divert or otherwise encourage or attempt to solicit, divert or otherwise encourage employees or agents of MediTek, the Purchaser and/or any of their affiliates to enter into any employment, consulting or advisory arrangement or contract with or to perform any services for or on behalf of any Organization (other than the Purchaser and/or any of its affiliates), or to enter into any kind of business, including without limitation any business similar to either of the Business.

         11.04. REASONABLENESS. Stockholder has carefully read and considered the provisions of this Article XI and, having done so, agrees that the restrictions set forth herein (including without limitation, the time period of restriction and the geographical areas of restriction) are fair and reasonable and are reasonably required for the protection of the interests of the Purchaser and its affiliates and to prevent irreparable harm to the foregoing.

         11.05. INJUNCTIVE RELIEF. The parties agree that the covenants of Stockholder herein are material parts of the consideration received by the Purchaser for entering into this Agreement and purchasing the MediTek Stock and that any breach of this Article XI by Stockholder will result in irreparable injury to the Purchaser and/or its affiliates. For that reason and because the actual damages that might be sustained by the Purchaser and/or its affiliates might be difficult, if not impossible, to ascertain and may not be adequate to redress any injuries, the Purchaser and/or its affiliates shall, in addition to any and all other remedies provided by law or otherwise, be entitled to an injunction to prevent a breach or contemplated breach of any covenant of Stockholder contained in this Article XI.

         11.06. SEVERABILITY. Each of the covenants in this Article XI is independent and severable. Each such covenant shall remain in full force and effect regardless of the enforceability of any other covenant herein, or of the breach thereof by either party. If it shall be determined at any time by any court of competent jurisdiction that any provision of this Article XI or any portion thereof is unenforceable, or that any provision relating to the time period or area of restriction exceeds the maximum time period or areas such court deems reasonable, then such portions as shall have been determined to be unreasonably restrictive or unenforceable or to exceed the maximum reasonable time period or area of restriction shall thereupon be deemed to be so amended as to make such restrictions reasonable in the determination of such court or to become and thereafter be the maximum time period and/or areas which such court deems reasonable and enforceable and the provision, as so amended, shall be enforceable between the parties to the same extent as if such amendment had been made prior to the date of any alleged breach of such provision.

                                   ARTICLE XII

                                OTHER AGREEMENTS

         12.01 REPRESENTATION ON PURCHASER'S BOARD OF DIRECTORS. (a) As soon as practical but in no event later than 30 days after the Closing Date, Purchaser shall cause Laurans A. Mendelson or such other person designated by Stockholder to be elected to the Board of Directors of Purchaser, to serve until the conclusion of the next annual meeting of stockholders in accordance with the By-Laws of Purchaser. After the first one-year term, the obligations hereunder shall be that Purchaser shall cause Mendelson or such designee to be nominated for election to Purchaser's Board of Directors as part of the management slate and to recommend to the stockholders his election to the Board of Directors of Purchaser for a period of two (2) successive one-year terms after the original one-year term.

         (b) Notwithstanding anything to the contrary contained in subsection (a) hereof, a director designated by Stockholder other than Laurans
A. Mendelson shall be subject to the approval of Purchaser's management, which will not unreasonably be withheld. Promptly after first proposing a candidate, Stockholder shall furnish to Purchaser such information as may be requested by Purchaser about Stockholder's designee (i) that is required to be included in a Registration Statement under the

Securities Act or a Proxy Statement under the Exchange Act and (ii) that would be required to be included in a Schedule 13D under the Exchange Act by Item 2 thereof if filed by the candidate with respect to ownership of Purchaser's securities.

         (c) Purchaser has applied for and will purchase a directors' and officers' liability insurance policy which will cover each of its directors. Such policy will be furnished to Stockholder prior to the appointment of Stockholder's designee to the Board.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.01. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of Stockholder and Purchaser with respect to any of the terms contained herein.

         13.02. WAIVER OF COMPLIANCE. Any failure of MediTek and Stockholder, on the one hand, or Purchaser, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Chairman of the Board or President of Purchaser or the Stockholder, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         13.03. EXPENSES; TRANSFER TAXES, ETC. Whether or not the transactions contemplated by this Agreement shall be consummated, MediTek and Stockholder agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by them, and Purchaser agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it, including, without limitation as to Stockholder or Purchaser, all fees of counsel and accountants; provided that Purchaser shall reimburse Stockholder for the out-of-pocket cost of the audit of the MediTek Balance Sheet as of April 30, 1996 and the additional out-of-pocket cost of preparing audited consolidated financial statements of MediTek and its Subsidiaries as of and for the fiscal year ended October 31, 1995. Purchaser and Stockholder agree that each will pay 50% of all stock transfer, documentary startup or other taxes (other than taxes on or measured by income) which may be payable in connection with the sale and transfer of the MediTek Stock to Purchaser this Agreement. At the Closing, Purchaser will either pay or reimburse Stockholder for up to $80,179 for any of Stockholder's or MediTek's out-of pocket expenses paid prior to the Closing Date to unaffiliated third parties for finder's fees, due diligence expenses and other similar expenses incurred in connection with acquisition of Ft. Lauderdale Regional MRI. Purchaser shall also pay $100,000 of the fee owed to TM Capital Corp. with respect to the Acquisition at the time of the closing of the the Ft. Lauderdale Regional MRI transaction.

         13.04. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered upon personal delivery, 48 hours after deposit in the United States certified or registered mail, return receipt requested, or 24 hours after delivery to an overnight courier that guarantees next-day delivery:

                    (a)      If to Stockholder, to:

                             Laurans A. Mendelson
                             Chairman, CEO and President
                             Heico Corporation
                             3000 Taft Street
                             Hollywood, Florida  33021
                             Fax:  (954)  987-8228

                             with a copy to:

                             Stuart D. Ames, Esq.
                             Stearns Weaver Miller Weissler
                               Alhadeff & Sitterson, P.A.
                             Suite 2200 Museum Tower
                             150 West Flagler Street
                             Miami, Florida 33130
                             Fax:  (305) 789-3395

or to such other person or address as or Stockholder shall furnish to Purchaser in writing.

                    (b)      If to Purchaser, to:

                             Jeffrey A. Goffman, Chairman
                             U.S. Diagnostic Labs Inc.
                             777 South Flagler Drive
                             West Tower Suite 1006
                             West Palm Beach, Florida 33401
                             Fax:  (407) 833-8391

                             with a copy to:

                             Michael D. Karsch, Esq.
                             Bachner, Tally, Polevoy & Misher
                             380 Madison Avenue
                             New York, New York  10017
                             Fax:  (212) 682-5729

or to such other person or address as Purchaser shall furnish to Stockholder in writing.

         13.05. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

         13.06. PUBLICITY. The parties agree to cooperate in issuing any press release or other public announcement (including any filings made with the Securities and Exchange Commission) concerning this Agreement or the transactions contemplated hereby. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental or regulatory authority which it is by law or otherwise so obligated to disclose or from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations under applicable law or the rules of the American Stock Exchange or the National Association of Securities Dealers.

         13.07. GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law doctrine.

         13.08. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.09. HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         13.10. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto; and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         13.11. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         13.12. CONFIDENTIALITY. Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, or (ii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                            U.S. DIAGNOSTIC LABS INC.



                            By:
                                --------------------------------------------
                                Jeffrey A. Goffman, Chairman

                            HEICO CORPORATION



                            By:
                               ---------------------------------------------
                                Laurans A. Mendelson, Chairman of the Board,
                                   CEO and President

                            MEDITEK HEALTH CORPORATION



                            By:
                               ---------------------------------------------
                               Laurans A. Mendelson, President

                                                               EXHIBIT A


                     REGISTRATION AND SALE RIGHTS AGREEMENT

         THIS REGISTRATION AND SALE RIGHTS AGREEMENT is made as of July 1, 1996, by and among U.S. Diagnostic Labs Inc. a Delaware corporation ("USDL" or the "Company") and HEICO Corporation, a Florida corporation (the "Holder").

                                    RECITALS

         WHEREAS, the Company and the Holder are parties to the Stock Purchase Agreement of even date herewith (the "Purchase Agreement") relating to the purchase by the Company of the stock of MediTek Health Corporation, the consideration of which consists in part of a note (the "Note") convertible into Common Stock, $.01 par value, of the Company ("USDL Common Stock" such definition to include any other stock or equity securities issuable by reason of the anti-dilution provisions of the Note);

         WHEREAS, in order to induce the Holder to enter into the Purchase Agreement and to induce the Company to purchase such stock pursuant to the Purchase Agreement, the Holder and the Company hereby agree that this Agreement shall govern (i) the rights of the Holder to cause the Company to register shares of the USDL Common Stock issuable to the Holder upon the conversion of the Note, (ii) the terms of the voting proxy granted by the Holder and (iii) certain other matters as set forth herein;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. REGISTRATION RIGHTS. The Company covenants and agrees with respect to the USDL Common Stock issuable upon conversion of the Note, as follows:

         1.1      DEFINITIONS.  For purposes of this Agreement:

         (a) The term "Act" means the Securities Act of 1933, as amended, or any successor act.

         (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with this Agreement.

         (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor act.

         (d) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document under the Act, and the declaration or order of effectiveness of such registration statement or document.

         (e) The term "Registrable Securities" means the USDL Common Stock issuable upon conversion of the Note, excluding (i) any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned or are assigned in violation of this Agreement and (ii) any Registrable Securities that have already been registered under the Act or which are freely transferable without registration under the Act due to the lapse of time or otherwise and which are not subject to any sales volume limitation under Rule 144 promulgated by the SEC under the Act ("Rule 144") based on the Holder's holding's of Registrable Securities.

         (f) The number of shares of "Registrable Securities then outstanding" for the Company shall be determined by the number of shares of USDL Common Stock outstanding which are, and the number of shares of USDL Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

         (g)      The term "SEC" shall mean the Securities and Exchange
Commission.

         1.2      REQUIRED REGISTRATION.

         (a) The Company shall file with and use its best efforts to cause to be declared effective by, the SEC on or before January 1, 1997 a registration statement on Form S-3 under the Act or such other form that is available to the Company covering the registration of the Registrable Securities.

         (b) Notwithstanding the foregoing, the Company shall be permitted to postpone the filing of any registration pursuant to this Section 1.2 if during the period from November 1, 1996 to January 31, 1997, the Company is engaged, or has fixed plans to engage prior to February 28, 1997, in a registered public offering in which Registrable Securities will not be included, or is engaged, or has fixed plans to engage within sixty (60) days of January 1, 1997, in a material acquisition or any other activity that, in the good faith determination of the Board of Directors of the Company, would require premature disclosure of such activity to the material detriment of the Company, then the Company may at its option direct that such filing be delayed for a period not in excess of sixty (60) days from the effective date of such offering, or the date of commencement of such other material activity, as the case may be, provided in any case that the effective date of such registration statement shall not be later than March 1, 1997.

         1.3 "PIGGY-BACK" REGISTRATION RIGHTS. If (but without any obligation to do so), during the three (3) year period commencing on January 1, 1997, the Company proposes to register any of its Common Stock under the Act (a) in connection with a public offering by the Company solely for cash or (b) on behalf of stockholders other than the Holder in an underwritten offering (other than a registration on Form S-8 or S-4 or relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) business days after mailing of such notice by the Company, the Company shall, subject to the limitations set forth in this Agreement (including the limitations of Section 1.7), include in the Company's registration statement under the Act all of the Registrable Securities that each such Holder has requested to be registered; PROVIDED, HOWEVER, that (i) the Company shall not be obligated to effect any registration pursuant to this
Section 1.3 after the Company has effected two (2) such registrations in which Registrable Securities are included and each such registration has been declared or ordered effective, (ii) the Company need not include any Registrable Securities in any registration statement relating to an underwritten offering if such Registrable Securities are included in a then current registration statement, and (iii) nothing in this Section 1.3 shall prevent the Company from at any time abandoning or delaying any such registration without obligation to any Holder, provided that such abandoned registration shall not be considered one of the registrations referred to in clause (i) of this sentence.

         1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities or to include Registrable Securities in a registration statement, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of two years or such shorter period as required until the distribution contemplated in the Registration Statement has been completed; PROVIDED, HOWEVER, that such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         (h) The Company covenants and agrees to: (i) make and keep available adequate current public information as such is understood and defined in Rule 144 under the Act; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act.

         1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         1.6 EXPENSES OF REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1 for each Holder, including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities; PROVIDED, HOWEVER, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to the Holder. Notwithstanding the foregoing, Holder shall pay all registration expenses which such Holder is required to pay under applicable law.

         1.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of USDL Common Stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be offered, other than by the Company, that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, if any, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders, provided that no other stockholder shall be permitted to include a greater proportion of their shares of USDL Common Stock in such registration statement than Holder desires to include therein).

         1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of Holder's directors and officers, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, or any rule or regulation promulgated under the Act, and the Company will pay to each such Holder, underwriter or controlling person any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished for use in connection with such registration by any such Holder, underwriter or controlling person.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); PROVIDED, that, in no event shall the aggregate liability for indemnification by any Holder under this subsection 1.8(b) exceed the gross proceeds from the offering relating to securities sold by such Holder.

         (c) Promptly after receipt by an indemnified party under this Section
1.8 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

         (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  2.       OTHER AGREEMENTS.

         2.1 VOTING AGREEMENT AND PROXY. The Holder hereby grants to Jeffrey A. Goffman, Chairman of the Board of the Company, an irrevocable proxy (the "Proxy") to vote the Registrable Securities in the election of directors of the Company and in any vote of stockholders involving proposed changes of control, mergers and other similar extraordinary transactions. The Proxy will be voted at the direction of a majority of the Board of Directors of the Company, but in any event will be voted for the election of HEICO Corporation's designee on the Company's Board of Directors. The Company shall also cause (to the extent permitted by law) each of its officers and directors and each of the Company's officers' and directors' designees to vote any securities over which they have authority to vote (whether by proxy, voting trust or otherwise) for the election of the HEICO Corporation's designee on the Company's Board of Directors during the term of the Proxy. The Proxy shall have a term of three years, but subject to Section 2.2, shall automatically terminate upon the sale of such shares by Holder to an unaffiliated third party. Holder agrees to execute any documents necessary to enforce the provisions of this section.

         2.2 RESTRICTION ON TRANSFER. Until January 1, 1997, the Holder agrees not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any Registrable Securities held by it except (i) in a private transaction in which the transferee agrees to be bound by the Proxy, or
(ii) in a pro-rata distribution by Holder to its stockholders in a transaction that would not require registration of such shares under the Act prior to the filing required to be made pursuant to Section 1.2 hereof. Thereafter until June 30, 1998, Holder shall be permitted to sell the greater of one-quarter (1/4) of the Registrable Securities during each calendar month on a noncumulative basis or the number of shares which, but for the absence of the required holding period, the Holder would be entitled to sell pursuant to Rule 144 (provided always that such sale is pursuant to an effective registration statement under the Act or qualifies for an exemption under the Act). This Section 2.2 shall be binding upon any transferee of the Registrable Securities and the certificates shall bear a legend to such effect. In addition, prior to a distribution by Holder to its stockholders, if any, any person which shall be entitled to receive shares of USDL Common Stock constituting two percent (2%) or more of USDL Common Stock outstanding at such time shall agree in writing (a) not to sell in any month more than the amount which Holder could sell pursuant to the preceding sentence, and (b) to the terms of the Proxy described in Section 2.1. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         2.3 SELLING AGENT; BLOCK TRADES. If a Holder desires to sell any Registrable Securities in an open market transaction prior to June 30, 1998, such shares shall be made through a broker-dealer reasonably acceptable to the Company and the Holder (a "Sales Agent"). Prior to the appointment of a Sales Agent, such Sales Agent shall agree, if requested by the Company, to execute any such sales in a manner which does not have a material adverse impact on the market for the USDL Common Stock. Any such sales shall be on terms to be negotiated between the Sales Agent and the Holder. Notwithstanding the foregoing, privately negotiated "block" trades (i.e., a sale of at least 50,000 shares) shall be permitted to be made without the Sales Agent; provided that such transfer is made subject to the Proxy and the provisions of the second sentence of Section 2.2.

         2.4 SALES TO QIB'S. Notwithstanding anything to the contrary contained in this Agreement, the restrictions on transfer and proxy/voting provisions of this Agreement, including without limitation the provisions of Section 2.1, 2.2 and 2.3, shall not apply to any transfer of USDL Common Stock by a Holder to a "Qualified Institutional Buyer", as such term is defined in Rule 144A of the SEC under the Act.

                  3.       MISCELLANEOUS.

         3.1   SUCCESSORS AND ASSIGNS. Except as otherwise provided in Section
3.2 below and elsewhere herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         3.2 TRANSFER OF RIGHTS. The rights granted to the Holder pursuant to
Section 1 may not be transferred or assigned except (a) in connection with the transfer or assignment of the Note, (b) to a transferee or assignee of at least 25% of the Registrable Securities or (c) to a Qualified Institutional Buyer.

         3.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Florida as applied to agreements among Florida residents entered into and to be performed entirely within Florida without regard to principles of conflicts of law.

         3.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         3.6 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly delivered upon personal delivery, 48 hours after deposit in the United States mail, certified or registered mail, return receipt requested, or 24 hours after delivery to an overnight courier that guarantees next-day delivery:

                  (a)      If to Holder, to:

                           Laurans A. Mendelson
                           Chairman, CEO and President
                           Heico Corporation
                           3000 Taft Street
                           Hollywood, Florida  33021
                           Fax:  (954) 987-8228

                           with a copy to:

                           Stuart D. Ames, Esq.
                           Stearns Weaver Miller Weissler
                             Alhadeff & Sitterson, P.A.
                           Suite 2200 Museum Tower
                           150 West Flagler Street
                           Miami, Florida 33130
                           Fax:  (305) 789-3395

or to such other person or address as the Holder shall furnish to the Company in writing.

                  (b)      If to the Company, to:

                           Jeffrey A. Goffman, Chairman
                           U.S. Diagnostic Labs Inc.
                           777 South Flagler Drive
                           West Tower, Suite 1006
                           West Palm Beach, Florida  33401
                           Fax:  (407) 833-8391

or to such other person or address as the Company shall furnish to the Holders in writing.

         3.7 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         3.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

         3.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties hereto shall endeavor to replace any such unenforceable provision or provisions with a valid and enforceable provision or provisions which shall have substantially the same economic effect as the unenforceable provision or provisions.

         3.10 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                            U.S. DIAGNOSTIC LABS INC.



                            By:     ________________________________________
                                    Jeffrey A. Goffman
                                    Chairman


                            HEICO CORPORATION



                            By:     ________________________________________

                             Laurans A. Mendelson, Chairman of the Board,
                             CEO and President

                                                                 EXHIBIT B



THIS NOTE AND THE SHARES OF COMMON STOCK OF U.S. DIAGNOSTIC LABS INC. (THE "COMPANY") INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH NOTE OR COMMON STOCK REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH SHARES OR NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

                            U.S. DIAGNOSTIC LABS INC.
                       6 1/2% CONVERTIBLE NEGOTIABLE NOTE
                                DUE JUNE 30, 2001

                                                     New York, New York
$10,000,000.00                                             July 1, 1996

               FOR VALUE RECEIVED, U.S. Diagnostic Labs Inc., a Delaware corporation (the "Company"), with its principal office at 777 S. Flagler Street, West Palm Beach, Florida 33401, promises to pay to the order of Heico Corporation, or assigns (the "Payee" or "the holder of this Note"), the principal amount of Ten Million Dollars ($10,000,000.00), with interest from the date hereof payable quarterly at the rate of six and one-half percent (6 1/2%) per annum. The principal of this Note shall be due and payable in full on June 30, 2001. Quarterly payments of accrued interest shall commence September 30, 1996 and continue until the principal is paid or converted in full. Accrued and unpaid interest on any portion of the Note that is converted pursuant to the terms of Section 2 hereof will be payable through the date of the Notice of Conversion on the principal amount converted. Interest shall be computed based on the premise that a year contains twelve (12) thirty (30) day months and 360 days and shall be charged on a per diem basis.

               This Note is issued pursuant to a Stock Purchase Agreement dated as of June 20, 1996, among the Company, Heico Corporation and MediTek Health Corporation (the "Purchase Agreement"), a copy of which agreement is available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Purchase Agreement. Any transferee or transferees of the Note, by their acceptance hereof, assume the obligations of the Payee in the Purchase Agreement with respect to the conditions and procedures for transfer of the Note.

               1. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall have occurred and be continuing, that is to say:

               (a) If the Company shall default in the payment of the principal and accrued interest on this Note after the principal or accrued interest shall become due and payable; or

               (b) If (i) the Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (ii) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (iii) the Company applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (iv) the Company makes a general assignment for the benefit of creditors; or (v) the Company is unable or admits in writing that it is unable to pay its debts as they mature; or

               (c) (i) Commencement of any proceedings or in the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for twenty (20) days undismissed, unbonded or undischarged; or (ii) the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of its property and the continuance of any of such events for twenty (20) days undismissed, unbonded or undisclosed; or (iii) the issuance of a warrant of attachment, execution or similar process against substantially all of the property of the Company and the continuance of such event for thirty (30) days undismissed, unbonded and undischarged; or

               (d) Upon a material breach by the Company of its obligations under the Purchase Agreement or the Registration and Sale Rights Agreement referred to therein;

then the principal amount of, and all accrued interest on, this Note shall be accelerated and become immediately due and payable in full. The Events of Default listed herein are solely for the purpose of protecting the interests of the holder of this Note.

               2.      CONVERSION OF NOTE.

               (a) The Payee shall have the right, by written notice to the Company as provided herein at any time following the issuance of this Note and prior to or on the Maturity Date, to convert all or a portion of the unpaid principal amount of this Note plus all accrued interest thereon, into Common Stock, $.01 par value, of the Company ("Common Stock"), at a conversion price of $9.25 per share, subject to adjustment as hereinafter provided.

               (b) The Payee desiring to exercise its option to convert this Note pursuant to clause (a) hereof, shall deliver the Note to the Company at its principal executive office, accompanied by a signed "Notice of Conversion" in the form attached as Exhibit A hereto, specifying the number of shares of Common Stock to be acquired, the principal amount to be converted and the name or names, address and social security or tax ID number in which the certificate or certificates for shares of Common Stock are to be issued. The foregoing notwithstanding, no holder of this Note shall be entitled to transfer this Note by conversion without first complying with all applicable restrictions on the transfer of this Note. The conversion will be deemed to have occurred upon the date of delivery of this Notice and the Notice of Conversion and the person entitled to receive share certificates for Common Stock shall be regarded for all corporate purposes from and after such date as the record holder of the number of shares of Common Stock to which it is entitled upon the conversion. The Company may rely on record ownership of this

Note for all corporate purposes, notwithstanding any contrary notice. Upon receipt of the Notice of Conversion, the Company shall promptly issue a stock certificate for the shares of Common Stock issuable upon conversion of the Note and shall promptly pay all accrued interest on the portion of the Note that has been converted.

               (c) The Conversion Price in effect at any time and the number and kind of securities purchasable upon the conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (i) In case the Company shall (x) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (y) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (z) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               (ii) In the case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in the case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Note), this Note shall thereafter be convertible at the Conversion Price in effect on the day immediately preceding such reclassification, reorganization, merger or consolidation into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of this Note would have been entitled upon such reclassification, change, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Note, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Note. The foregoing provisions of this subsection (c)(2) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

               (d) No fractional shares of Common Stock shall be issued upon conversion of this Note. In the event that the principal amount stated in the aforesaid notice to be converted would result in the issuance of a fractional share of Common Stock, the Company shall pay a cash adjustment in lieu of such fractional share to the holder of this Note based upon the closing price of a share of Common Stock on the principal securities exchange (including the Nasdaq National Market) on which such Common Stock is trading on the Date of Conversion.

               (e)     In case at any time:

               (i) The Company shall declare any dividend upon, or other distribution in respect of, its Common Stock; or

               (ii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification), or change of then outstanding shares of Common Stock or other capital stock issuable upon the conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination or conversion of outstanding options and warrants currently outstanding); or

               (iii) There shall be a voluntary or involuntary dissolution; liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the registered holder of this Note at the earliest practicable time (and, in any event not less than 10 business days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known or can reasonably be approximated at the date of such notice) on the Conversion Rate and the kind and amount of the shares of stock and other securities and property deliverable upon the conversion of this Note. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

               (f) All shares of Common Stock which may be issued upon conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note be validly issued and, subject to the payment in full, in an amount equal to the Conversion Rate of such shares multiplied by the number of shares so issued, fully paid and non-assessable.

               3. REQUIRED CONVERSION. At any time commencing on the later of June 30, 1997 or the date that that the shares of Common Stock into which this Note are convertible are registered for resale by the Holder under the Securities Act of 1933, as amended (such time being herein called the "Required Conversion Date"), if the last sale price of the Common Stock averages at least $9.25 per share for the ten (10) trading days immediately preceding the Required Conversion Date, then upon written notice from the

Company given within fifteen (15) days following the Required Conversion Date, the Payee shall convert this Note at the then applicable Conversion Rate.

               4. PREPAYMENT. This Note may be prepaid in whole or in part any time after June 30, 1997, upon sixty (60) days written notice by the Company to the Holder. The Holder shall be permitted to convert this Note at any time prior to the date of prepayment set forth in such notice.

               5. REDEMPTION AT THE OPTION OF HOLDER. Until such time that the shares of Common Stock into which this Note are convertible are registered for resale by the Holder under the Securities Act of 1933, as amended, the Holder may require the Company to redeem this Note for cash upon written notice by Holder to the Company.

               6. RESERVATION OF SHARES. The Company covenants and agrees that, during the period within which the conversion rights contained in this Note may be exercised, the Company will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unissued shares, a sufficient number of shares of its Common Stock (and such other securities, if any, which become issuable upon conversion hereof by reason of the antidilution provisions of this Note) to provide for the exercise in full of the conversion rights contained in this Note.

               7. LOST DOCUMENTS. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

               8.      MISCELLANEOUS.

               (a) PARTIES IN INTEREST. All covenants, agreements and undertakings in this Note by and on behalf of the Company shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

               (b) NOTICES. All notices, requests, consents and demands shall be made to the Company or to the holder of this Note in the manner provided in
Section 13.04 of the Purchase Agreement.

               (c) CONSTRUCTION. The Company, for itself and its successors and assigns, expressly waives presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices not specifically provided for in this Note.

               (d) COSTS OF COLLECTION; APPLICATION OF PAYMENTS. In the event that this Note shall at any time after maturity be placed with an attorney for collection, then the Company agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including attorneys' fees and expenses, incurred by the Holder in collecting the indebtedness due hereunder. All payments made hereunder prior to an Event of Default shall first be applied to interest and then to principal; and all payments made hereunder after an Event of Default shall first be applied to the above-referenced costs of collection, then to interest and then to principal.

               (e) GOVERNING LAW; JURISDICTION AND VENUE. THIS NOTE SHALL BE INTERPRETED. AND THE RIGHTS AND LIABILITIES OF THE COMPANY AND THE HOLDER DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN DADE COUNTY, STATE OF FLORIDA, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE AT THE ADDRESS STATED IN, AND PURSUANT TO THE TERMS OF, SECTION 13.04 OF THE PURCHASE AGREEMENT. THE COMPANY WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE HOLDER UNDER THIS NOTE IN ANY STATE OR FEDERAL COURT LOCATED WITHIN DADE COUNTY, FLORIDA AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE HOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE COMPANY OR ITS PROPERTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO ENTER INTO THE PURCHASE AGREEMENT AND THE OTHER AGREEMENTS REFERRED TO THEREIN AND CONSUMMATE THE TRANSACTIONS CONTEMPLATED THEREUNDER.

               (f) SECTION HEADINGS. The section headings contained in this Note are for convenience of reference only and shall not affect the meaning or interpretation of this Note.

               IN WITNESS WHEREOF, this Note has been executed and delivered on the date first specified above by the duly authorized representative of the Company.

                                 U.S. DIAGNOSTIC LABS INC.



                                 By:
                                    ---------------------------
                                    Jeffrey A. Goffman, Chairman

                                                                      Exhibit A

                              NOTICE OF CONVERSION


               The undersigned hereby irrevocably exercises the option to convert this Note, or the portion below designated, into shares of Common Stock of U.S. DIAGNOSTIC LABS INC. in accordance with the terms of the Note, and direct that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Portion of this Note
to be converted:                       $________________


If shares of Common Stock are to be issued and registered in the name of a person other than the undersigned, please print the name and address, including zip code, and social security or other taxpayer identification number of such person below.

                                       ------------------------
                                       ------------------------
                                       ------------------------


Your Name:  _________________________
            (exactly as your name appears
            on the face of this Note)


By:__________________________________

Title:_________________________________

Date:_________________________________